UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 509-7232
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.

Completion of Acquisition or Disposition of Assets.

Global Earth Natural Resources Inc.  On June 16, 2011, Global Earth Energy, Inc. (the “registrant”) acquired a 25% equity ownership in Global Earth Natural Resources Inc., a New Brunswick corporation.  Pursuant to a valuation completed on June 12, 2011 by the independent accounting firm Geneve Rothweil Partners, Ltd., Global Earth Natural Resources Inc. was deemed to have a fair market stock value of $91,906,300.00 based on discounted cash flow analysis.

Global Earth Natural Resources Inc.’s business lines include natural resources for multiple end use purposes, including coal and other minerals.  Global Earth Natural Resources Inc. is in the process of being listed on a major global stock exchange.

Geneve Rothweil Partners, Ltd. have experience in accounting, finance, and valuation work.  Its principals have worked as a valuation and financial partner in transactions on a global basis involving engagements for transactions ranging from succession planning, to leveraged buyouts, management buy-ins, spinouts, financings, public offerings and many others.  In addition, the principals of Geneve Rothweil Partners, Ltd. have been involved with valuating organizations in Europe and North America.

A copy of the press release dated June 16, 2011 announcing the acquisition of 25% equity ownership in Global Earth Natural Resources Inc. by the registrant is attached to this report as an exhibit.

Samuel Coal, Inc.  On June 15, 2011, the registrant announced that Global Earth Natural Resources, L.L.C., a Texas limited liability company, jointly owned by the registrant, Modern Coal, LLC, a Texas limited liability company, and Global Earth Natural Resources Inc., a New Brunswick corporation, executed a purchase agreement to acquire Samuel Coal, Inc. based in Kentucky.  The purchase includes all of Samuel Coal’s existing properties, multiple permits, operations and mineral resources.  The purchase price of $7.5 million will be initially funded by a cash down payment paid by Modern Coal to Samuel Coal by June 20, 2011.  Under the terms of the agreement, the balance owed will be paid on the closing date of the transaction on August 11, 2011.  On June 20, 2011, Modern Coal, LLC transferred its interest in the Samuel Coal transaction to Global Earth Natural Resources, L.L.C.

This acquisition will enable Abundance Coal, discussed below, a 40-year coal mining company based in Kentucky, to fulfill its previously announced mining contract agreement with Samuel Coal.  Further, due to the resources on the Samuel Coal properties, Global Earth Natural Resources, L.L.C. will be able to ramp up production and move forward with multiple letters of intent already in place.

Some of the material terms of the purchase agreement are as follows:

1.

Global Earth Natural Resources, L.L.C. will purchase all of the outstanding issued and unissued shares in Samuel Coal, Inc. from Barbara Slone and Ray Slone.

2.

Samuel Coal is the owner of two mining permits issued by the Commonwealth of Kentucky, Subsurfase Permit Nos. 860-5325, and one application for a surface mining permit, Application No. 860-5327, currently pending before the Commonwealth of Kentucky, Environment and Energy Cabinet, and various leases in real property in Knott County, Kentucky.

3.

The consideration for the Shares is $7,500,000.00 to be paid to the Sloans by August 11, 2011.

The registrant announced the formation of Global Earth Natural Resources, L.L.C. in a Form 8-K filed with the SEC on May 23, 2011.

A copy of the purchase agreement is attached to this report as an exhibit.  In addition, a copy of the press release dated June 15, 2011 announcing the execution of the purchase agreement is attached to this report as an exhibit.

Abundance Coal.  On June 8, 2011, the registrant and its joint venture partner, Modern Coal LLC announced that through their joint venture limited liability company, Global Earth Natural Resources, L.L.C., a contract mining agreement has been executed with Abundance Coal.  Abundance Coal has agreed to be the contract miner for the Samuel Coal Company sites after Global Earth Natural Resources, L.L.C. closes the acquisition of Samuel Coal Company, discussed above.  The mines are located on approximately 5,000 acres near Hindman, Kentucky.  This area is considered one of the largest coal producing regions in the United States today.

First coal production from the area was in the late 1800s.  The nearby counties account for approximately 75% of the coal produced in Kentucky and approximately 12% of the coal produced in the United States.  The acquisition by Global Earth Natural Resources, L.L.C. is expected to consist of three existing mines that produce a very clean, high-quality steam and metallurgical coal.  The coal is produced using surface and subsurface mining operations.

Abundance Coal is a highly experienced and active, major contract mining company in Eastern Kentucky.  Abundance Coal’s management team has operated multiple coal mines for over 40 years, employs a local labor force, and has day-to-day experience operating mines for some of the world’s largest coal production companies.

Acopy of the press release is attached.

Item 8.01.

Other Events.

As of June 6, 2011, the registrant has outstanding 541,813,413 shares of its common stock, par value $0.001 per share.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibits
10.1

Purchase Agreement between Global Earth Natural Resources, L.L.C., a Texas limited liability company, jointly owned by the registrant, Modern Coal, LLC, a Texas limited liability company,

and Global Earth Natural Resources Inc., a New Brunswick corporation, to acquire Samuel Coal, Inc.

based in Kentucky.

99.1	Press release dated June 16, 2011 announcing the acquisition of 25% equity ownership in Global Earth Natural Resources Inc. by Global Earth Energy, Inc.
99.2

Press release dated June 15, 2011 announcing the execution on June 9, 2011, of the Purchase Agreement Global Earth Natural Resources, L.L.C., a Texas limited liability company, jointly owned by the registrant, Modern Coal, LLC, a Texas limited liability company, and Global Earth Natural Resources Inc., a New Brunswick corporation, to acquire Samuel Coal, Inc. based in Kentucky.

99.3

Press release dated June 8, 2011 announcing Contract Mining Agreement dated June 8, 2011, between the registrant and its joint venture partner, Modern Coal LLC through their joint venture limited liability company, Global Earth Natural Resources, L.L.C., a Contract Mining Agreement with Abundance Coal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2011.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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